Exhibit 99.1
NEWS RELEASE

As previously announced, TDS will hold a teleconference on May 2, 2025, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
TDS reports first quarter 2025 results
CHICAGO (May 2, 2025) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,154 million for the first quarter of 2025, versus $1,262 million for the same period one year ago. Net income (loss) attributable to TDS common shareholders and related diluted earnings (loss) per share were $(10) million and $(0.09), respectively, for the first quarter of 2025 compared to $12 million and $0.10, respectively, in the same period one year ago.
Recent Highlights*
UScellular
•Improved postpaid handset results
◦Postpaid handset gross additions increased; postpaid handset net losses improved
•Third-party tower rental revenues increased 6%
•Ongoing 5G mid-band network deployment
◦Providing capacity and enhanced speed for our mobility and fixed wireless customers
TDS Telecom
•TDS Telecom revenues down 3%, impacted by 2024 divestitures of non-strategic assets
•Executing on fiber broadband strategy
◦Delivered 14,000 marketable fiber services addresses in Q1
◦Added 2,800 residential broadband net additions; 8,300 from fiber markets
* Comparisons are 1Q’24 to 1Q’25 unless otherwise noted

“As we work towards the expected mid-2025 closing of the sale of the wireless operations, the remaining businesses – fiber and towers – are making foundational changes that will support TDS’ transformation,” said Walter Carlson, TDS President and CEO. "In the first quarter, TDS and TDS Telecom results were impacted from the prior year divestitures of non-strategic assets, including the sale of One Neck and certain ILECs. TDS Telecom is continuing its fiber deployment adding 14,000 marketable fiber service addresses in the quarter while also investing in programs to streamline operations, enhance the customer experience and improve margins over time. And the tower business is continuing to grow the number of colocations and revenues, with third-party tower revenues increasing 6% in the quarter.”

Announced Transactions and Exploration of Strategic Alternatives for UScellular

On May 24, 2024, TDS and UScellular entered into a Securities Purchase Agreement to sell UScellular's wireless operations and select spectrum assets to T-Mobile US, Inc. (T-Mobile). The transaction is expected to close in mid-2025, subject to regulatory approval and the satisfaction of customary closing conditions. When the proposed T-Mobile transaction closes, UScellular expects the UScellular Board of Directors to declare the first of potentially several, special dividends to UScellular shareholders.

On October 17, 2024, UScellular, and certain subsidiaries of UScellular, entered into a License Purchase Agreement with Verizon Communications, Inc. (Verizon) to sell certain AWS, Cellular and PCS wireless spectrum licenses, subject to receipt of regulatory approvals, and agreed to grant Verizon certain rights to lease such licenses prior to the transaction close. Additionally, UScellular also entered into agreements with Nsight Spectrum, LLC and Nex-Tech Wireless, LLC for the sale of select spectrum licenses.

On November 6, 2024, UScellular, and certain subsidiaries of UScellular, entered into a License Purchase Agreement with New Cingular Wireless PCS, LLC (AT&T), a subsidiary of AT&T, Inc. to sell certain 3.45 GHz and 700 MHz wireless spectrum licenses, subject to receipt of regulatory approvals, and agreed to grant AT&T certain rights to lease and sub-lease such licenses prior to the transaction close.

Due to the pending transaction with T-Mobile, UScellular is not providing 2025 financial guidance.

2025 Estimated Results
TDS’ current estimates of full-year 2025 results for TDS Telecom are shown below. Such estimates represent management’s view as of May 2, 2025 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2025 Estimated Results

TDS Telecom	Previous	Current
(Dollars in millions)
Total operating revenues	$1,030-$1,070	Unchanged
Adjusted OIBDA[1] (Non-GAAP)	$310-$350	Unchanged
Adjusted EBITDA[1] (Non-GAAP)	$320-$360	Unchanged
Capital expenditures	$375-$425	Unchanged

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2025 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2025 Estimated Results	Actual Results
TDS Telecom		Three Months Ended March 31, 2025	Year Ended December 31, 2024
(Dollars in millions)
Net income (GAAP)	N/A	$4	$85
Add back:
Income tax expense	N/A	1	35
Income before income taxes (GAAP)	$20-$60	$5	$120
Add back:
Interest expense	—	(1)	(5)
Depreciation, amortization and accretion expense	300	71	271
EBITDA (Non-GAAP)[1]	$320-$360	$75	$385
Add back or deduct:
Loss on impairment of intangible assets	—	—	1
(Gain) loss on asset disposals, net	—	2	12
(Gain) loss on sale of business and other exit costs, net	—	—	(49)
Adjusted EBITDA (Non-GAAP)[1]	$320-$360	$76	$350
Deduct:
Interest and dividend income	5	1	5
Other, net	5	2	4
Adjusted OIBDA (Non-GAAP)[1]	$310-$350	$73	$340
Numbers may not foot due to rounding.
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes.

Conference Call Information
TDS will hold a conference call on May 2, 2025 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://events.q4inc.com/attendee/224819726
▪Access the call by phone at (888)330-2384, conference ID: 1328528.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS) provides wireless, broadband, video and voice to approximately 5.5 million connections nationwide through its businesses, UScellular and TDS Telecom. Founded in 1969 and headquartered in Chicago, TDS employed approximately 7,800 associates as of March 31, 2025.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Colleen Thompson, Vice President - Corporate Relations
colleen.thompson@tdsinc.com

Julie Mathews, IRC, Director - Investor Relations
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations, including with respect to the expected closing date of the transaction with T-Mobile. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: whether the announced transactions whereby UScellular has agreed to sell its wireless operations and selected spectrum assets will be successfully completed; whether any such strategic alternative will result in additional value for TDS or its shareholders and whether the process will have an adverse impact on TDS’ businesses; intense competition; the ability to attract people of outstanding talent throughout all levels of the organization; TDS' lack of scale relative to larger competitors; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties with which TDS does business; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and UScellular indebtedness or comply with the terms of debt covenants; the effect on TDS' business if the collateral securing its secured term loan is foreclosed upon; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment, including changes in regulatory support received and the ability to pass through certain regulatory fees to customers; pending and future litigation; cyber-attacks or other breaches of network or information technology security; control by the TDS Voting Trust; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K, as updated by any TDS Form 10-Q filed subsequent to such Form 10-K.

For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
UScellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Retail Connections
Postpaid
Total at end of period[1]	3,946,000	3,985,000	3,999,000	4,027,000	4,051,000
Gross additions	105,000	140,000	123,000	117,000	106,000
Handsets	68,000	93,000	84,000	73,000	63,000
Connected devices	37,000	47,000	39,000	44,000	43,000
Net additions (losses)[1]	(39,000)	(14,000)	(28,000)	(24,000)	(44,000)
Handsets	(38,000)	(19,000)	(28,000)	(29,000)	(47,000)
Connected devices	(1,000)	5,000	—	5,000	3,000
ARPU[2]	$52.06	$51.73	$52.04	$51.45	$51.96
ARPA[3]	$132.25	$131.10	$131.81	$130.41	$132.00
Handset upgrade rate[4]	3.1%	4.8%	3.5%	4.1%	4.5%
Churn rate[5]	1.21%	1.29%	1.25%	1.16%	1.22%
Handsets	1.03%	1.08%	1.07%	0.97%	1.03%
Connected devices	2.40%	2.67%	2.47%	2.47%	2.52%
Prepaid
Total at end of period[1]	431,000	448,000	452,000	439,000	436,000
Gross additions	38,000	46,000	57,000	50,000	41,000
Net additions (losses)[1]	(17,000)	(4,000)	13,000	3,000	(13,000)
ARPU[2]	$30.76	$30.59	$32.01	$32.37	$32.25
Churn rate[5]	4.17%	3.70%	3.30%	3.60%	4.06%
Market penetration at end of period
Consolidated operating population	31,390,000	32,550,000	32,550,000	32,550,000	32,550,000
Consolidated operating penetration[6]	17%	15%	15%	15%	14%
Capital expenditures (millions)	$53	$162	$120	$165	$131
Total cell sites in service	7,009	7,010	7,007	6,990	6,995
Owned towers	4,413	4,409	4,407	4,388	4,382
Number of colocations[7]	2,469	2,444	2,418	2,392	2,397
Tower tenancy rate[8]	1.56	1.55	1.55	1.55	1.55

1First quarter 2024 connections were adjusted to remove subscribers that could no longer access the UScellular network due to the CDMA shutdown. This resulted in 11,000 and 2,000 subscribers removed from the postpaid and prepaid base, respectively, that are not included in Net additions (losses) for the quarter.
2Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
3Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
4Handset upgrade rate calculated as total handset upgrade transactions divided by average postpaid handset connections.
5Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
6Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.
7Represents instances where a third-party wireless carrier rents or leases space on a company-owned tower.
8Average number of tenants that lease space on company-owned towers, measured on a per-tower basis.

TDS Telecom
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Residential connections
Broadband
Incumbent Fiber	119,700	118,500	115,900	113,100	109,800
Incumbent Copper	112,600	116,900	125,600	130,600	135,300
Expansion Fiber	133,200	126,100	115,300	107,800	100,400
Cable	190,200	191,500	195,900	198,500	202,400
Total Broadband[1]	555,800	553,000	552,700	550,000	547,900
Video	118,700	121,000	122,100	124,800	128,800
Voice	256,900	261,600	271,300	275,600	279,400
Total Residential connections	931,400	935,600	946,100	950,400	956,100
Commercial connections	187,600	190,500	197,200	201,500	206,200
Total connections[2]	1,119,000	1,126,100	1,143,300	1,152,000	1,162,200

Total residential broadband net adds	2,800	7,900	2,700	2,100	6,400

Residential fiber churn[3]	0.9%	1.0%	1.3%	1.2%	1.0%
Total residential broadband churn	1.3%	1.4%	1.7%	1.7%	1.4%

Residential revenue per connection[4]	$65.67	$64.72	$65.41	$65.26	$64.58

Capital expenditures (millions)	$59	$82	$78	$78	$87
Numbers may not foot due to rounding.
1Total residential broadband connections increased by 8,100 during the three months ended March 31, 2024, due primarily to net additions of 6,400 as well as certain other adjustments.
2Q1 2024 total connections include 18,100 subscribers that were part of the 2024 divestitures.
3Residential fiber churn represents the percentage of incumbent and expansion fiber connections that disconnected service each month. These rates represent the average monthly churn rate for each respective period.
4Total residential revenue per connection is calculated by dividing total residential revenue by the average number of residential connections and by the number of months in the period.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)
	Three Months Ended March 31,
	2025	2024	2025 vs. 2024
(Dollars and shares in millions, except per share amounts)
Operating revenues
UScellular	$891	$950	(6)%
TDS Telecom	257	266	(3)%
All Other[1]	6	46	(87)%
	1,154	1,262	(9)%
Operating expenses
UScellular
Expenses excluding depreciation, amortization and accretion	686	729	(6)%
Depreciation, amortization and accretion	163	165	(2)%
(Gain) loss on asset disposals, net	2	6	(65)%
(Gain) loss on license sales and exchanges, net	(1)	(1)	18%
	850	899	(5)%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	184	173	6%
Depreciation, amortization and accretion	71	65	10%
(Gain) loss on asset disposals, net	2	2	(9)%
	258	240	7%
All Other[1]
Expenses excluding depreciation and amortization	13	53	(76)%
Depreciation and amortization	—	4	(74)%
(Gain) loss on asset disposals, net	—	(1)	N/M
(Gain) loss on sale of business and other exit costs, net	(1)	—	N/M
	11	56	(77)%
Total operating expenses	1,119	1,195	(6)%
Operating income (loss)
UScellular	41	51	(19)%
TDS Telecom	—	27	N/M
All Other[1]	(6)	(11)	38%
	35	67	(49)%
Other income (expense)
Equity in earnings of unconsolidated entities	37	42	(14)%
Interest and dividend income	6	5	28%
Interest expense	(61)	(57)	(3)%
Other, net	3	1	N/M
Total other expense	(15)	(9)	(46)%
Income before income taxes	20	58	(65)%
Income tax expense	8	20	(57)%
Net income	12	38	(69)%
Less: Net income attributable to noncontrolling interests, net of tax	5	9	(49)%
Net income attributable to TDS shareholders	7	29	(74)%
TDS Preferred Share dividends	17	17	—
Net income (loss) attributable to TDS common shareholders	$(10)	$12	N/M

Basic weighted average shares outstanding	115	113	1%
Basic earnings (loss) per share attributable to TDS common shareholders	$(0.09)	$0.11	N/M

Diluted weighted average shares outstanding	115	117	(2)%
Diluted earnings (loss) per share attributable to TDS common shareholders	$(0.09)	$0.10	N/M
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.
1Consists of TDS corporate, intercompany eliminations and all other business operations not included in the UScellular and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2025	2024
(Dollars in millions)
Cash flows from operating activities
Net income	$12	$38
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	234	234
Bad debts expense	21	31
Stock-based compensation expense	28	14
Deferred income taxes, net	7	14
Equity in earnings of unconsolidated entities	(37)	(42)
Distributions from unconsolidated entities	11	22
(Gain) loss on asset disposals, net	4	7
(Gain) loss on sale of business and other exit costs, net	(1)	—
(Gain) loss on license sales and exchanges, net	(1)	(1)
Other operating activities	2	1
Changes in assets and liabilities from operations
Accounts receivable	1	27
Equipment installment plans receivable	38	2
Inventory	—	24
Accounts payable	(17)	(35)
Customer deposits and deferred revenues	(7)	6
Accrued taxes	1	4
Accrued interest	9	9
Other assets and liabilities	(119)	(131)
Net cash provided by operating activities	186	224

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(129)	(235)
Cash paid for licenses	(2)	(11)
Cash received from divestitures	8	—
Net cash used in investing activities	(123)	(246)

Cash flows from financing activities
Issuance of long-term debt	—	140
Repayment of long-term debt	(8)	(57)
Tax payments, net of cash receipts, for TDS stock-based compensation awards	(6)	(1)
Tax payments, net of cash receipts, for UScellular stock-based compensation awards	(7)	—
Repurchase of UScellular Common Shares	(21)	—
Dividends paid to TDS shareholders	(22)	(39)
Distributions to noncontrolling interests	(2)	(2)
Cash paid for software license agreements	(10)	(9)
Other financing activities	—	(2)
Net cash provided by (used in) financing activities	(76)	30

Net increase (decrease) in cash, cash equivalents and restricted cash	(13)	8

Cash, cash equivalents and restricted cash
Beginning of period	384	270
End of period	$371	$278

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	March 31, 2025	December 31, 2024
(Dollars in millions)
Current assets
Cash and cash equivalents	$348	$364
Accounts receivable, net	1,004	1,041
Inventory, net	182	183
Prepaid expenses	98	72
Income taxes receivable	3	2
Other current assets	38	33
Total current assets	1,673	1,695

Assets held for sale	14	—

Licenses	4,590	4,588

Other intangible assets, net	154	161

Investments in unconsolidated entities	527	500

Property, plant and equipment, net	4,871	4,994

Operating lease right-of-use assets	978	982

Other assets and deferred charges	729	762

Total assets	$13,536	$13,682

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	March 31, 2025	December 31, 2024
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$35	$31
Accounts payable	247	280
Customer deposits and deferred revenues	276	283
Accrued interest	25	16
Accrued taxes	41	39
Accrued compensation	62	150
Short-term operating lease liabilities	151	153
Other current liabilities	123	138
Total current liabilities	960	1,090

Liabilities held for sale	5	—

Deferred liabilities and credits
Deferred income tax liability, net	987	981
Long-term operating lease liabilities	867	867
Other deferred liabilities and credits	807	809

Long-term debt, net	4,042	4,051

Noncontrolling interests with redemption features	16	16

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $0.01 per share	1	1
Capital in excess of par value	2,581	2,574
Preferred Shares, par value $0.01 per share	1,074	1,074
Treasury shares, at cost	(414)	(425)
Accumulated other comprehensive income	18	18
Retained earnings	1,818	1,849
Total TDS shareholders' equity	5,078	5,091

Noncontrolling interests	774	777

Total equity	5,852	5,868

Total liabilities and equity	$13,536	$13,682

Balance Sheet Highlights
(Unaudited)

	March 31, 2025
		TDS	TDS Corporate	Intercompany	TDS
	UScellular	Telecom	& Other	Eliminations	Consolidated
(Dollars in millions)
Cash and cash equivalents	$182	$124	$167	$(125)	$348

Licenses and other intangible assets	$4,581	$157	$6	$—	$4,744
Investment in unconsolidated entities	479	4	51	(7)	527
	$5,060	$161	$57	$(7)	$5,271

Property, plant and equipment, net	$2,394	$2,459	$18	$—	$4,871

Long-term debt, net:
Current portion	$26	$—	$9	$—	$35
Non-current portion	2,829	3	1,210	—	4,042
	$2,855	$3	$1,219	$—	$4,077

United States Cellular Corporation
Segment Results
(Unaudited)

	Three Months Ended March 31,
UScellular	2025	2024	2025 vs. 2024
(Dollars in millions)
Operating Revenues
Wireless	$864	$925	(7)%
Towers	61	58	5%
Intra-company eliminations	(34)	(33)	(3)%
Total operating revenues	891	950	(6)%

Operating expenses
Wireless	844	896	(6)%
Towers	40	36	11%
Intra-company eliminations	(34)	(33)	(3)%
Total operating expenses	850	899	(5)%

Operating income	$41	$51	(19)%

Adjusted OIBDA (Non-GAAP)	$215	$228	(6)%
Adjusted EBITDA (Non-GAAP)	$254	$272	(7)%
Capital expenditures	$53	$131	(60)%

United States Cellular Corporation
Segment Results
(Unaudited)

	Three Months Ended March 31,
UScellular Wireless	2025	2024	2025 vs. 2024
(Dollars in millions)
Retail service	$660	$678	(3)%
Other	54	51	8%
Service revenues	714	729	(2)%
Equipment sales	150	196	(24)%
Total operating revenues	864	925	(7)%

System operations (excluding Depreciation, amortization and accretion reported below)	191	197	(3)%
Cost of equipment sold	178	216	(18)%
Selling, general and administrative	322	324	—
Depreciation, amortization and accretion	152	154	(2)%
(Gain) loss on asset disposals, net	2	6	(73)%
(Gain) loss on license sales and exchanges, net	(1)	(1)	18%
Total operating expenses	844	896	(6)%

Operating income	$20	$29	(30)%

Adjusted OIBDA (Non-GAAP)	$182	$195	(7)%
Adjusted EBITDA (Non-GAAP)	$182	$195	(7)%
Capital expenditures	$51	$127	(60)%

	Three Months Ended March 31,
UScellular Towers	2025	2024	2025 vs. 2024
(Dollars in millions)
Third-party revenues	$27	$25	6%
Intra-company revenues	34	33	3%
Total tower revenues	61	58	5%

System operations (excluding Depreciation, amortization and accretion reported below)	19	18	4%
Selling, general and administrative	10	7	33%
Depreciation, amortization and accretion	11	11	5%
Total operating expenses	40	36	11%

Operating income	$21	$22	(5)%

Adjusted OIBDA (Non-GAAP)	$33	$33	(1)%
Adjusted EBITDA (Non-GAAP)	$33	$33	(1)%
Capital expenditures	$2	$4	(42)%

TDS Telecom Highlights
(Unaudited)

	Three Months Ended March 31,
	2025	2024	2025 vs. 2024
(Dollars in millions)
Operating revenues
Residential
Incumbent	$86	$90	(5)%
Expansion	34	26	33%
Cable	64	70	(8)%
Total residential	184	185	(1)%
Commercial	35	37	(6)%
Wholesale	39	44	(12)%
Total service revenues	257	266	(3)%
Equipment revenues	—	—	23%
Total operating revenues	257	266	(3)%

Cost of services	101	98	3%
Cost of equipment and products	—	—	47%
Selling, general and administrative expenses	83	75	10%
Depreciation, amortization and accretion	71	65	10%
(Gain) loss on asset disposals, net	2	2	(9)%
Total operating expenses	258	240	7%

Operating income	$—	$27	N/M
N/M - Percentage change not meaningful
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Financial Measures
(Unaudited)
Free Cash Flow

	Three Months Ended March 31,
TDS CONSOLIDATED	2025	2024
(Dollars in millions)
Cash flows from operating activities (GAAP)	$186	$224
Cash paid for additions to property, plant and equipment	(129)	(235)
Cash paid for software license agreements	(10)	(9)
Free cash flow (Non-GAAP)[1]	$47	$(20)

	Three Months Ended March 31,
UScellular	2025	2024
(Dollars in millions)
Cash flows from operating activities (GAAP)	$160	$203
Cash paid for additions to property, plant and equipment	(72)	(133)
Cash paid for software license agreements	(9)	(9)
Free cash flow (Non-GAAP)[1]	$79	$61
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.

Telephone and Data Systems, Inc.
EBITDA, Adjusted EBITDA and Adjusted OIBDA
(Unaudited)

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income and Income before income taxes. Income and expense items below Operating income are not provided at the individual segment level for UScellular Wireless and UScellular Towers; therefore, the reconciliations begin with EBITDA and the most directly comparable GAAP measure is Operating income rather than Net income at the segment level.

	Three Months Ended March 31,
UScellular	2025	2024
(Dollars in millions)
Net income (GAAP)	$20	$24
Add back or deduct:
Income tax expense	20	28
Income before income taxes (GAAP)	40	52
Add back:
Interest expense	40	43
Depreciation, amortization and accretion expense	163	165
EBITDA (Non-GAAP)	243	260
Add back or deduct:
Expenses related to strategic alternatives review	10	7
(Gain) loss on asset disposals, net	2	6
(Gain) loss on license sales and exchanges, net	(1)	(1)
Adjusted EBITDA (Non-GAAP)	254	272
Deduct:
Equity in earnings of unconsolidated entities	36	42
Interest and dividend income	3	2
Adjusted OIBDA (Non-GAAP)	$215	$228

	Three Months Ended March 31,
UScellular Wireless	2025	2024
(Dollars in millions)
EBITDA (Non-GAAP)	$172	$183
Add back or deduct:
Expenses related to strategic alternatives review	9	7
(Gain) loss on asset disposals, net	2	6
(Gain) loss on license sales and exchanges, net	(1)	(1)
Adjusted EBITDA and Adjusted OIBDA (Non-GAAP)	182	195
Deduct:
Depreciation, amortization and accretion	152	154
Expenses related to strategic alternatives review	9	7
(Gain) loss on asset disposals, net	2	6
(Gain) loss on license sales and exchanges, net	(1)	(1)
Operating income (GAAP)	$20	$29

	Three Months Ended March 31,
UScellular Towers	2025	2024
(Dollars in millions)
EBITDA (Non-GAAP)	$32	$33
Add back or deduct:
Expenses related to strategic alternatives review	1	—
Adjusted EBITDA and Adjusted OIBDA (Non-GAAP)	33	33
Deduct:
Depreciation, amortization and accretion	11	11
Expenses related to strategic alternatives review	1	—
Operating income (GAAP)	$21	$22

	Three Months Ended March 31,
TDS Telecom	2025	2024
(Dollars in millions)
Net income (GAAP)	$4	$24
Add back or deduct:
Income tax expense	1	7
Income before income taxes (GAAP)	5	31
Add back:
Interest expense	(1)	(2)
Depreciation, amortization and accretion expense	71	65
EBITDA (Non-GAAP)	75	93
Add back or deduct:
(Gain) loss on asset disposals, net	2	2
Adjusted EBITDA (Non-GAAP)	76	95
Deduct:
Interest and dividend income	1	1
Other, net	2	1
Adjusted OIBDA (Non-GAAP)	$73	$93

Numbers may not foot due to rounding.